Exhibit 99.1

Assertio Therapeutics Announces Fourth-Quarter and Full-Year 2019 Financial Results

-- Reports Neurology Franchise Annual Net Sales of $108.1 Million, Exceeding Upper End of Prior Guidance --

-- Completed Strategic Asset Sales of NUCYNTA® Franchise and Gralise® Totaling $502.5 Million --

-- Repaid in Full Senior Secured Debt and Reduced Convertible Debt by $188.0 Million --

Lake Forest, Ill., March 9, 2020 - Assertio Therapeutics, Inc. (“Assertio” or the “Company”) (NASDAQ: ASRT)
today reported financial results for the fourth quarter and year ended December 31, 2019 and provided an update on its business performance and strategic initiatives.

Financial Highlights:
(unaudited)

	Fourth-Quarter 2019		Full-Year 2019
(in millions, except earnings per share)	GAAP	Non-GAAP(1)	GAAP	Non-GAAP(1)
Total Revenues	$59.2	—	$229.5	—
Net Income/(Loss)	$(192.6)	$(16.2)	$(217.2)	$46.8
Earnings/(Loss) Per Share	$(2.65)	$(0.14)	$(3.07)	$0.47
Adjusted EBITDA	—	$31.0	—	$138.4

(1) All non-GAAP measures included in this earnings release are reconciled to the corresponding GAAP measures in the schedules attached.

“When I joined Assertio nearly three years ago we had $820 million of debt which significantly restricted our flexibility to do acquisitions and strategic combinations. I am pleased to say that we are now on track to retire our outstanding debt and to have approximately $50 million of cash on our balance sheet,” said Arthur Higgins, President and CEO of Assertio. “We now look to leverage this strengthened balance sheet to create a sustainable and growth-oriented specialty pharmaceutical company. We look forward to presenting our updated strategy for doing so in the near future.”

Fourth Quarter and 2019 Business Highlights:

•
Return to Prescription Growth for CAMBIA® and Zipsor®: For the full-year 2019, total prescriptions grew 4 percent for CAMBIA and 17 percent for Zipsor versus previous year total 2018 prescriptions decline of 3 percent and 24 percent, respectively.

•
Strong Earnings Performance: The Company has exceeded non-GAAP adjusted EBITDA expectations for the sixth time in the last seven quarters and the upper end of our previously raised full-year 2019 guidance. In addition, excluding a one-time impairment charge for our recently divested NUCYNTA franchise, our full-year GAAP net loss was less than the lower end of our previous lowered guidance.

•
Significant Debt Reduction: On February 13, 2020, the Company announced that it repaid in full its senior secured debt obligations. The Company also announced it repurchased approximately $188.0 million aggregate with a limited number of holders of Assertio’s Convertible Notes through separate, privately negotiated purchase agreements.

After this repurchase, $42.5 million of the 2.50% Convertible Notes due 2021 and $34.5 million of the 5.00% Convertible Notes due 2024 remain outstanding.

•
Sale of NUCYNTA® Franchise: On February 13, 2020, the Company announced the closing of its definitive agreement with Collegium Pharmaceutical, Inc. pursuant to which Collegium has acquired the NUCYNTA franchise of products from the Company.

Under the terms of the agreement, Collegium paid Assertio $375.0 million in cash at closing, less royalties paid to Assertio in 2020. In addition, Collegium paid Assertio for certain inventories relating to the products.

•
Sale of Gralise®: On January 10, 2020, the Company completed the sale of Gralise to Alvogen. Under the terms of the agreement, Alvogen is expected to pay Assertio a total value of $127.5 million, plus inventory. At the closing of the transaction, the Company received approximately $78.6 million, of which, $60.5 million of proceeds were used to pay down the Company’s senior secured debt.

The remaining balance is in the form of a royalty on the first $70.0 million in Gralise net sales. Both companies expect the majority of the royalties to be paid in the first calendar year. To ensure a smooth transition, Assertio has agreed to continue to promote Gralise in the first quarter of 2020 and will receive cost reimbursement for promotional activities.

Revenue Summary:
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Product sales, net:
Gralise	$17,116	$14,805	$63,124	$58,077
CAMBIA	8,752	10,933	32,453	35,803
Zipsor	3,470	3,212	12,498	16,387
Total neurology product sales, net	29,338	28,950	108,075	110,267
NUCYNTA products	(226)	162	927	18,944
Lazanda	(195)	227	(196)	755
Total product sales, net	28,917	29,339	108,806	129,966
Commercialization agreement:
Commercialization rights and facilitation services, net	29,451	12,983	118,614	100,038
Revenue from transfer of inventory	—	—	—	55,705
Royalties and milestone revenue	858	277	2,084	26,061
Total revenues	$59,226	$42,599	$229,504	$311,770

2020 Company Strategy:
With the recent completion of sales of the NUCYNTA franchise and Gralise and subsequent reduction in debt, the Company will be providing information about our strategy for 2020 and beyond on a conference call in the near future.

About Assertio Therapeutics, Inc.
Assertio Therapeutics is committed to providing responsible solutions to advance patient care in the Company’s core areas of neurology, orphan and specialty medicines. Assertio currently markets two FDA-approved products and continues to identify, license and develop new products that offer enhanced options for patients that may be under served by existing therapies. To learn more about Assertio, visit www.assertiotx.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This news release contains forward-looking statements. Words such as "anticipates," "estimates," "expects," "projects," "forecasts," "intends," "plans," "will," "believes" and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management's current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstance. Total prescription data is based on Symphony prescriber level data. This includes estimates, which could cause minor fluctuations in historical comparisons. Although this data is not reflective of product revenues, management utilizes this metric to evaluate commercial strategy.These statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in Assertio’s public filings with the Securities and Exchange Commission, including Assertio’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. All information provided in this news release speaks as of the date hereof. Except as otherwise required by law, Assertio undertakes no obligation to update or revise its forward-looking statements.

Investor and Media Contact:
Dan Peisert
Senior Vice President and Chief Financial Officer
dpeisert@assertiotx.com

Non-GAAP Financial Measures
To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP adjusted EBITDA, non-GAAP adjusted earnings and non-GAAP adjusted earnings per share as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Specified Items
Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations, including the related tax effect. Specified items include non-cash adjustment to Collegium agreement revenue and cost of sales, release of NUCYNTA and Lazanda sales reserves for products the Company is no longer selling, interest income, interest expense, amortization, acquired in-process research and development and non-cash adjustments related to product acquisitions, stock-based compensation expense, non-cash interest expense related to debt, depreciation, taxes, transaction costs, CEO transition, restructuring costs, adjustments to net sales related to reserves recorded prior to the Company’s exit of opioid commercialization activities, legal costs and expenses incurred in connection with opioid-related litigation, investigations and regulations pertaining to the company’s historical commercialization of opioid products, certain types of legal settlements, disputes, fees and costs, gains or losses resulting from debt refinancing transactions and disposal or impairment of long-lived assets, and adjustments for the tax effect related to each of the non-GAAP adjustments.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Product sales, net	$28,917	$29,339	$108,806	$129,966
Commercialization agreement, net	29,451	12,983	118,614	155,743
Royalties and milestones	858	277	2,084	26,061
Total revenues	59,226	42,599	229,504	311,770
Costs and expenses:
Cost of sales (excluding amortization of intangible assets)	2,563	704	9,505	18,476
Research and development expenses	5,575	2,207	10,106	8,042
Selling, general and administrative expenses	22,949	25,468	108,866	119,218
Amortization of intangible assets	25,443	25,443	101,774	101,774
Loss on impairment of intangible asset	189,790	—	189,790	—
Restructuring charges	3,891	1,859	3,891	20,601
Total costs and expenses	250,211	55,681	423,932	268,111
(Loss) income from operations	(190,985)	(13,082)	(194,428)	43,659
Other income (expense):
Litigation settlement	—	—	—	62,000
Gain on debt extinguishment	—	—	26,385	—
Interest expense	(13,121)	(16,613)	(58,389)	(68,881)
Other income, net	6,561	224	3,948	1,197
Total other expense	(6,560)	(16,389)	(28,056)	(5,684)
Net (loss) income before income taxes	(197,545)	(29,471)	(222,484)	37,975
Income tax benefit (expense)	4,919	5,333	5,283	(1,067)
Net (loss) income	$(192,626)	$(24,138)	$(217,201)	$36,908
Basic net (loss) income per share	$(2.65)	$(0.38)	$(3.07)	$0.58
Diluted net (loss) income per share	$(2.65)	$(0.38)	$(3.07)	$0.57
Shares used in computing basic net (loss) income per share	72,825	64,004	70,716	63,794
Shares used in computing diluted net (loss) income per share	72,825	64,004	70,716	64,208

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$42,107	$110,949
Accounts receivable, net	42,744	37,211
Inventories, net	3,412	3,396
Prepaid and other current assets	15,688	56,551
Total current assets	103,951	208,107
Property and equipment, net	3,497	13,064
Intangible assets, net	400,535	692,099
Investments	13,064	11,784
Other long-term assets	6,123	7,812
Total assets	$527,170	$932,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,193	$6,138
Accrued rebates, returns and discounts	58,943	75,759
Accrued liabilities	18,948	31,361
Current portion of Senior Notes	80,000	120,000
Interest payable	8,375	11,645
Other current liabilities	2,094	1,133
Total current liabilities	184,553	246,036
Contingent consideration liability	168	1,038
Senior Notes	76,443	158,309
Convertible Notes	194,815	287,798
Other long-term liabilities	13,233	19,350
Total liabilities	469,212	712,531
Commitments and contingencies
Shareholders’ equity:
Common stock	8	6
Additional paid-in capital	457,751	402,934
Accumulated deficit	(399,801)	(182,600)
Accumulated other comprehensive loss	—	(5)
Total shareholders’ equity	57,958	220,335
Total liabilities and shareholders' equity	$527,170	$932,866

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP ADJUSTED EBITDA AND EARNINGS(1) (in thousands, except per share amounts) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018	Financial Statement Classification
Net (loss) income (GAAP)	$(192,626)	$(24,138)	$(217,201)	$36,908
Interest expense	13,121	16,613	58,389	68,881	Interest expense
Income tax (benefit) expense	(4,919)	(5,333)	(5,283)	1,067	Income tax benefit (expense)
Depreciation expense	278	254	1,172	1,931	Selling, general and administrative expenses
Amortization of intangible assets	25,443	25,443	101,774	101,774	Amortization of intangible assets
EBITDA (Non-GAAP)	$(158,703)	$12,839	$(61,149)	$210,561
Adjustments:
NUCYNTA and Lazanda revenue reserves (2)	421	(1,024)	(731)	(12,273)	Product sales, net
Commercialization agreement revenues (3)	(4,071)	21,262	3,596	(25,164)	Commercialization agreement, net
Commercialization agreement cost of sales (4)	—	—	—	6,200	Cost of sales (excluding amortization of intangible assets)
Expenses for opioid-related litigation, investigations and regulations (5)	2,112	3,537	9,136	7,897	Selling, general and administrative expenses
Gralise divestiture-related costs (6)	2,227	—	2,227	—	Selling, general and administrative expenses
Loss on disposal of equipment (7)	—	—	10,076	—	Selling, general and administrative expenses
Change in fair value of contingent consideration	(841)	143	(983)	(515)	Selling, general and administrative expenses
Stock-based compensation	2,256	2,549	10,596	10,439	Multiple (8)
Other (9)	(327)	(224)	(1,242)	(1,074)	Multiple (9)
Gain on debt extinguishment, net (10)	—	—	(25,968)	—	Multiple (10)
Loss on intangible impairment (11)	189,790	—	189,790	—	Loss on impairment of intangible asset
Restructuring and related costs (12)	3,891	1,881	3,891	21,264	Restructuring charges
Purdue litigation settlement	—	—	—	(62,000)	Litigation settlement
Change in fair value of warrants	(5,745)	—	(845)	—	Other income, net
Adjusted EBITDA (Non-GAAP)	$31,010	$40,963	$138,394	$155,335

Adjusted EBITDA (Non-GAAP)	31,010	40,963	138,394	155,335
Depreciation expense	(278)	(254)	(1,172)	(1,931)
Cash portion of Senior Notes interest expense (13)	(5,015)	(8,859)	(25,559)	(38,242)
Income taxes expense (benefit), as adjusted (14)	(41,960)	(7,219)	(64,865)	(15,932)
Adjusted earnings (Non-GAAP) (15)	$(16,243)	$24,631	$46,798	$99,230

Shares used in calculation (16)	119,197	81,935	99,506	82,139
Adjusted earnings per share (Non-GAAP)	$(0.14)	$0.30	$0.47	$1.21

Refer to the next page for table footnotes

(1) Effective as of the year ended December 31, 2019, the Company combined the reconciliation of GAAP net (loss) income to non-GAAP adjusted EBITDA and to non-GAAP adjusted earnings into a singular, consolidated schedule for all periods presented. References to the respective financial statement classification in the Company’s consolidated statement of comprehensive income are also included within this reconciliation table. Previously, these reconciliations were presented separately as supplemental tables.
(2) Removal of the impact of revenue adjustment estimates related to products that we are no longer commercializing. The twelve months ended December 31, 2018 included a $12.5 million benefit related to the release of sales reserves for which the Company is no longer financially responsible, net of $1.8 million in royalties payable to a third party recognized in the first quarter of 2018.
(3) For the period from January 8, 2018 through November 8, 2018, the adjustment relates to the non-cash value assigned to inventory transferred to Collegium. As of the date of the Commercialization Amendment, on November 8, 2018, the Company ceased recognition of fixed revenues and began the recognition of variable revenues when they become due beginning in January 2019. The adjustment for the three and twelve months ended December 31, 2019 relates to non-cash expense for third-party royalties, which have no net impact for the full year period, as well as the amortization of the contract asset.
(4) Represents the cash received for inventory transferred to Collegium at the commencement of the Commercialization Agreement.
(5) Legal costs/expenses related to opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products.
(6) On December 11, 2019 the Company entered into an Asset Purchase Agreement for the sale of Gralise to Alvogen. In connection, the Company recognized a loss on certain prepaid assets of $1.7 million and incurred transaction-related costs of $0.4 million during the twelve months ended December 31, 2019. The transaction subsequently closed on January 10, 2020.
(7) Recognition of $10.1 million loss on the September 2019 disposal of equipment residing at a manufacturing supplier that will no longer be used in future production.
(8) Stock based compensation for the three months ended December 31, 2019 and 2018, included $0.2 million and $0.1 million in Research and development expense, respectively, and $2.0 million and $2.4 million in Selling, general and administrative expenses, respectively. Stock based compensation for the twelve months ended December 31, 2019 and 2018 included $0.1 million related to Cost of sales (excluding amortization of intangible assets), $0.7 million and $0.4 million related to Research and development expense, respectively, and $9.8 million and $9.9 million related Selling, general and administrative expenses, respectively.
(9) Represents adjustments for certain income and expenses related to non-recurring items not reflective of ongoing operations. For the three and twelve months ended December 31, 2019, other income of $0.3 million and $1.2 million were recognized in Other income, net, respectively. For the three and twelve months ended December 31, 2018, other income of $0.2 million and $1.2 million were recognized in Other income, net, respectively. For the year ended December 31, 2018, $0.1 million of other costs were recognized in Selling, general and administrative expenses.
(10) In connection with the August 2019 debt refinancing of the convertible notes the Company recognized a net gain of $26.0 million, comprised of a $26.4 million gain on debt extinguishment offset by approximately $0.4 million of nonrecurring related expenses, reflected in Gain on debt extinguishment and Selling, general, and administrative expenses, respectively.
(11) At December 31, 2019 the Company recognized impairment charge of $189.8 million on its NUCYNTA intangible.
(12) Restructuring and other costs represents non-recurring costs associated with the Company’s 2019 cost-saving initiative and 2017 restructuring, including reincorporation, headquarters relocation and CEO transition.
(13) Represents the contractual annual basis interest expense for the Senior Notes. The amount excludes convertible debts interest expense because the Company computes non-GAAP adjusted earnings using the if-converted method assuming the convertible debt is converted to equity at the beginning of each period presented.
(14) Represents the Company’s income tax (benefit) expense adjusted for the tax effect of pre-tax non-GAAP adjustments excluded from adjusted earnings. The tax effect of pre-tax non-GAAP adjustments excluded from non-GAAP adjusted earnings is computed at the statutory rate of 21%.
(15) Effective as of the year ended December 31, 2019, the Company updated their definition of non-GAAP adjusted earnings to exclude income and expenses related to non-recurring items as these items are not reflective of ongoing operations. Comparative periods have been adjusted to conform with current period presentation, which resulted in a decrease of non-GAAP adjusted earnings of $0.2 million and $0.8 million for the three and twelve months ended December 31, 2018, respectively.
(16) The Company uses the if-converted method to compute adjusted diluted earnings per share with respect to its convertible debt.

RECONCILIATION OF GAAP NET (LOSS) INCOME PER SHARE TO (1)
NON-GAAP ADJUSTED EARNINGS PER SHARE
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Diluted net (loss) income per share (GAAP)	$(2.65)	$(0.38)	$(3.07)	$0.57
Conversion to adjusted diluted shares (2)	1.03	0.09	0.89	(0.13)
Adjustments:
NUCYNTA and Lazanda revenue reserves	—	(0.01)	(0.01)	(0.15)
Commercialization agreement revenues	(0.03)	0.26	0.04	(0.30)
Commercialization agreement cost of sales	—	—	—	0.08
Expenses for opioid-related litigation, investigations and regulations	0.02	0.04	0.09	0.10
Gralise divestiture-related costs	0.02		0.02
Intangible amortization related to product acquisitions	0.21	0.31	1.02	1.24
Loss on disposal of equipment	—	—	0.10	—
Change in fair value of contingent consideration	(0.01)	—	(0.01)	(0.01)
Stock based compensation	0.02	0.03	0.11	0.13
Other	—		(0.01)
Gain on debt extinguishment,net	—	—	(0.26)	—
Loss in intangible impairment	1.59	—	1.91	—
Restructuring and related costs	0.03	0.02	0.04	0.26
Purdue litigation settlement	—	—	—	(0.75)
Change in fair value of warrants	(0.05)	—	(0.01)	—
Non-cash interest expense on debt (3)	0.07	0.09	0.33	0.37
Income tax effect of non-GAAP adjustments (4)	(0.39)	(0.15)	(0.71)	(0.19)
Adjusted earnings per share (Non-GAAP)	$(0.14)	$0.30	$0.47	$1.21

(1) Represents per share calculations of adjustments reflective in the Company’s reconciliation of GAAP net (loss) income to non-GAAP adjusted earnings and therefore should be read in conjunction with that reconciliation and respective footnotes.
(2) The Company uses the if-converted method to compute adjusted diluted earnings per share with respect to its convertible debt.
(3) Represents per share adjustment for interest expense, net of cash portion of Senior Notes interest expense.
(4) Represents the Company’s income tax (benefit) expense adjusted for the tax effect of pre-tax non-GAAP adjustments excluded from adjusted earnings. The tax effect of pre-tax non-GAAP adjustments excluded from non-GAAP adjusted earnings is computed at the statutory rate of 21%.